Exhibit 99.1


            ZOLL Medical Corporation Announces First Quarter Results



    CHELMSFORD, Mass.--(BUSINESS WIRE)--Jan. 25, 2007--ZOLL Medical Corporation (NASDAQ: ZOLL), a manufacturer of resuscitation devices and software solutions, today announced revenues for the first quarter of fiscal 2007 of $64,641,000, an increase of 17% compared to revenues in the first quarter of last year. Net income for the quarter was $2,352,000, compared to $1,132,000 in the prior year. Diluted earnings per share were $0.23, compared to $0.12 in the prior year. Backlog was approximately $9.8 million at the end of the first quarter.

    First quarter sales to the North American market were $48.2 million, an increase of 14% compared to $42.2 million for the prior year period. Sales to the North American hospital market increased 8% to $17.3 million compared to $16.1 million for the same period last year. Sales to the North American pre-hospital market increased 20% to $25.6 million, as compared to $21.4 million in the prior year. North American pre-hospital results include the results of ZOLL Lifecor, whose assets were acquired in April 2006. International revenues increased by 23% to $16.4 million, compared to $13.3 million last year. Total AutoPulse(R) sales in all markets increased 83% to $2.7 million for the current quarter, compared to $1.5 million in the prior year.

    Richard A. Packer, President and Chief Executive Officer of ZOLL, commented, "We are very happy with our success this past quarter. Once again we were able to perform ahead of our expectations, which gives us a head start to achieving the objectives we have established for 2007."

    Commenting further, Mr. Packer stated, "We were pleased with the strength of our North American Pre-hospital and International businesses. Both the E Series(R) and the AutoPulse continue to gain traction in these markets. Our sales teams are getting better at presenting the full ZOLL resuscitation product portfolio. We believe this broader, differentiated product offering is helping us gain new accounts. With the recent addition of Real CPR Help(TM) technology to the E Series, we will amplify our message that there is more to resuscitation than just the shock."

    "We also note the improved performance of our North American hospital business," Mr. Packer added. "Revenues increased, in spite of a decrease in military business, on the strength of improved order flow from the core hospital market. The initial reception to the newly launched R Series(TM) has been favorable, with customers responding well to the "Simple, Smart, and Ready" positioning and features. We were able to generate a modest number of orders this quarter, and we look forward to increasing momentum as we begin to ship initial units this quarter."

    With respect to the AutoPulse, Mr. Packer observed, "The AutoPulse continues to improve in order growth each quarter compared to its comparable prior year period. Shipment growth was outstanding this quarter as we were able to ship much of the backlog we ended with from the prior quarter. Also, we have finally cleared the last regulatory hurdle in Japan for the AutoPulse. We have made our initial shipment to our distribution partner, Nihon Kohden, and we look for great success with the product in Japan. Overall, excitement and acceptance around the AutoPulse continues to build."

    Mr. Packer concluded, "Our first-quarter results exceeded our expectations and we believe we are on track for a strong 2007. With our number one competitor ceasing shipments for a period of time, we expect a positive effect on our business. We are currently trying to assess this situation, and estimate how long they might be out of the market. The longer this situation continues, the greater the potential for ZOLL. As of right now, we expect to spend more in the short term to ramp up our activities, and expect this to benefit us in the latter part of the year. Until we know more, we are thinking that we are on track to achieve results at the top end of the range of objectives we previously outlined for FY2007, with the potential to do better should this situation last for much of the year."

    ZOLL will host a conference call on Thursday, January 25, 2007 at 10:30 a.m. EST to discuss its first quarter financial results. This conference call will be accessible on the Company's home page at www.zoll.com. Recorded replays of this conference call will be available on the web page beginning later that day.

    About ZOLL Medical Corporation

    ZOLL Medical Corporation is committed to developing technologies that help advance the practice of resuscitation. With products for pacing, defibrillation, circulation (with ZOLL's See-Thru CPR(TM) and Real CPR Help(TM) technologies), ventilation, and fluid resuscitation, ZOLL provides a comprehensive set of technologies that help clinicians, EMS professionals, and lay rescuers resuscitate sudden cardiac arrest or trauma victims. ZOLL also designs and markets software that automates the documentation and management of both clinical and non-clinical information.

    ZOLL markets and sells its products in more than 140 countries. The Company has direct operations, distributor networks, and business partners throughout the U.S., Canada, Latin America, Europe, the Middle East and Africa, Asia, and Australia. For more information, visit www.zoll.com or call +1 (978) 421-9655.

    Certain statements contained in this press release, including statements regarding the anticipated development of the Company's business, our belief regarding business growth and future performance, and other statements contained herein regarding matters that are not historical facts, are "forward-looking" statements (as defined in the Private Securities Litigation Reform Act of 1995). Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, those factors discussed in the section entitled "Risk Factors" in the Company's Annual Report on Form 10-K filed with the SEC on December 15, 2006. You should not place undue reliance on the forward-looking statements in this press release, and the Company disavows any obligation to update or supplement those statements in the event of any changes in the facts, circumstances, or expectations that underlie those statements.

    (C)2007 ZOLL Medical Corporation. All rights reserved. 269 Mill Road, Chelmsford, MA 01824-4105. Real CPR Help, See-Thru CPR, and R Series are trademarks of ZOLL Medical Corporation. AutoPulse, E Series, Lifecor and ZOLL are registered trademarks of ZOLL Medical Corporation. All trademarks are property of their respective owners.

                     (Financial Results to Follow)



                       ZOLL MEDICAL CORPORATION
                CONDENSED CONSOLIDATED BALANCE SHEETS
                            (In thousands)

                                                   December  October
                                                      31,       1,
                                                     2006      2006
                                                   --------- ---------
ASSETS
Current assets:
     Cash and cash equivalents                     $ 45,053  $ 42,831
     Short-term investments                          21,726    20,548
     Accounts receivable, net                        60,566    59,078
     Inventory                                       41,722    37,119
     Prepaid expenses and other current assets        9,485     9,010
                                                   --------- ---------
Total current assets                                178,552   168,586
Property and equipment, net                          27,204    26,655
Other assets, net                                    55,839    56,245
                                                   --------- ---------
                                                   $261,595  $251,486
                                                   ========= =========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Accounts payable                              $ 15,554  $ 13,745
     Accrued expenses and other liabilities          38,208    42,095
                                                   --------- ---------
Total current liabilities                            53,762    55,840
Total stockholders' equity                          207,833   195,646
                                                   --------- ---------
                                                   $261,595  $251,486
                                                   ========= =========




                       ZOLL MEDICAL CORPORATION
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                (In thousands, except per share data)

                                                   Three Months Ended
                                                   December  January
                                                      31,        1,
                                                     2006      2006
                                                   --------- ---------
Net sales                                           $64,641   $55,460
Cost of goods sold                                   28,371    24,481
                                                   --------- ---------
Gross profit                                         36,270    30,979
Expenses:
     Selling and marketing                           21,061    19,349
     General and administrative                       6,176     4,948
     Research and development                         6,383     5,300
                                                   --------- ---------
     Total expenses                                  33,620    29,597
Income from operations                                2,650     1,382
Other income                                            661       283
                                                   --------- ---------
Income before taxes                                   3,311     1,665
Taxes                                                   959       533
                                                   --------- ---------
Net income                                          $ 2,352   $ 1,132
                                                   ========= =========
Earnings per share:
Basic                                               $  0.24   $  0.12
                                                   ========= =========
Diluted                                             $  0.23   $  0.12
                                                   ========= =========
Weighted average common shares:
Basic                                                 9,888     9,622
Diluted                                              10,119     9,694




    CONTACT: Investor Contact:
             ZOLL Medical Corporation
             A. Ernest Whiton, +1 978-421-9655
             Chief Financial Officer
             or
             Media Contact:
             ZOLL Medical Corporation
             Robert Minicucci, +1 978-421-9832
             Corporate Communications Manager
             rminicucci@zoll.com